EXHIBIT 10.22

IMVISION THERAPEUTICS INC.
Feodor-Lynen Strasse 5, Hanover, Germany
Tel: 011 49 511 53 88 96-76
Fax: 011 49 511 53 88 96-66

February 7, 2007

DEBONDO CAPITAL LIMITED
27 New Bond Street
London W1S 2RH
United Kingdom

Dear Sirs:

Consulting Services Agreement dated June 30, 2006 (the “Consulting Agreement’) between ImVisioN Therapeutics Inc. (the “Company”) and DeBondo Capital Limited (“DeBondo Capital”)

We write further to the Consulting Agreement and following events:

  the effectiveness of the registration statement on Form SB-2 (the “Initial Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Act of 1933 (the “1933 Act”);

  the determination by the Company to delay the public trading of the Company’s common stock on the NASD OTC Bulletin Board as a result in the postponement of the commencement of clinical trials of the IVN 201 product candidate resulting from a delay in manufacturing; and

  the determination by the Company to amend the primary offering qualified by the Initial Registration Statement to be an offering of 10,000,000 shares of common stock at a price of $0.40 per share (the “Amended Offering”) and to file a post-effective amendment to the Initial Registration Statement to reflect the amended offering (the “Post-Effective Amendment”).

Further to our discussions, we confirm our agreement as follows:

  the Consulting Agreement is hereby terminated and of no further force or effect;

  subject to full execution and delivery of the Amendment Agreement, as defined below, the Company will pay to DeBondo Capital the balance of the EUR 130,000 cash fee payable under the Consulting Agreement as follows: (i) EUR 30,000 as soon as possible upon execution of this Agreement and by no later than February 28, 2007 in any event, and (ii) the balance of EUR 100,000 upon the completion of sales of not less than $1,000,000 further to the Amended Offering. DeBondo Capital will have no obligation to return any portion of the cash fee paid under the Consulting Agreement to date or the balance to be paid under this agreement. The Company agrees that other than the completion of the Form 211 filing with Westminster Securities, DeBondo Capital is not required to provide any further services or consideration with respect to these cash payments;

  subject to full execution and delivery of the Amendment Agreement, as defined below, the options granted to DeBondo Capital under the Consulting Agreement to purchase shares of the Company’s common stock (the “Option Shares”), including the options to purchase shares at prices of $0.125, $0.250 and $0.35 per share, are hereby terminated and of no further force of effect;

  the Company and DeBondo Capital will enter into a separate amendment (the “Amendment Agreement”) to the restricted stock purchase agreement dated June 30, 2006 between the

  Company and DeBondo Capital regarding the 500,000 shares of the Company’s common stock owned by DeBondo Capital in the form attached hereto as Schedule A. The Company agrees that DeBondo is not required to provide any further services or consideration with respect to these shares and that DeBondo Capital’s rights to these shares will be governed solely by the Amendment Agreement;

  the Post-Effective Registration Statement will not include any of the Option Shares or any of the 500,000 shares held by DeBondo Capital;

  DeBondo Capital will have no obligation to undertake and pay for any further professional services relating to the maintenance of the Company’s reporting obligations under the Securities Exchange Act or the public trading of the Company’s common stock on the OTC Bulletin Board or to provide any marketing services on behalf of the Company. With respect to professional services arranged for and paid for by DeBondo Capital on behalf of the Company to date, the Company will have no obligation to reimburse DeBondo Capital for any such expenses other than expenses that have been paid by DeBondo Capital and relate to professional services performed after December 12, 2006, being the date of effectiveness of the Company’s Form SB-2 registration statement; and

  without imposing any obligation on DeBondo Capital to arrange for any financing of the Company, the Company will grant to DeBondo Capital an option to purchase additional securities of the Company in the event that DeBondo Capital identifies and introduces one or more investor(s) to the Company who purchase securities from the Company in an equity offering, subject to compliance by DeBondo Capital with all securities laws, including laws relating to broker-dealer registration under United States securities laws. The option granted will be an option to purchase a number of securities equal to 40% of the securities purchased by the investor identified and introduced by DeBondo Capital at a price equal to 50% of the purchase price paid by the investor. The option shall be exercisable for a period expiring on the date that is 180 days from the date that the Company’s common stock becomes traded on the OTC Bulletin Board. The Company agrees to include the registration of the resale by DeBondo Capital of the shares issuable upon exercise of any options granted in connection with any offering on any registration statement filed by the Company with the Securities and Exchange Commission that qualifies the resale by the investors who participated in the offering of the securities they acquired or have the right to acquire as a result of participation in the offering.

  this agreement, upon execution by DeBondo Capital, will be legally binding and will replace and supersede our prior discussions and correspondence regarding these matters.

Please execute and return a copy of this letter to confirm your agreement.

Yours sincerely,

ImVisioN Therapeutics Inc.

Per:	/s/ Martin Steiner
Dr. Martin Steiner, President and CEO

Accepted and agreed this 7th day of February, 2007.

DEBONDO CAPITAL LIMITED

Per:	/s/ Ulrik DeBo
Authorized Signatory

SCHEDULE A

Form of Amendment Agreement to Restricted Stock Purchase Agreement